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                                                                    Exhibit 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in the S-3 Registration Statement and related Prospectus of MarineMax, Inc. for the registration of 3,147,486 shares of its common stock and to the incorporation by reference therein of our report dated October 18, 2002 (except Note 17, as to which the date is December 16, 2002), with respect to the consolidated financial statements of MarineMax, Inc included in its Annual Report (Form 10-K) for the year ended September 30, 2002, filed with the Securities Exchange Commission.






Ernst & Young LLP
Tampa Florida
October 8, 2003